Exhibit 12.1






                         SENIOR HOUSING PROPERTIES TRUST
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)




                                                 Three Months Ended
                                                   March 31, 2001
                                                -------------------
Earnings:
Net income                                            $2,836
Fixed charges                                          2,160
                                                      ------
Adjusted Earnings                                     $4,996
                                                      ======

Fixed Charges:
Interest expense                                      $2,160
                                                      ------
Total Fixed Charges                                   $2,160
                                                      ======

Ratio of Earnings to Fixed Charges                      2.3x
                                                      ======